Exhibit 10.4

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement, dated as of September 1, 2019 (the “Agreement”), is by and among Cerberus Cyber Sentinel Corporation, a Delaware corporation (the “Company”). Whiteboard Capital, LLC, an Arizona limited liability company (the “Shareholder”), and Alan Kierman, the sole member of the Shareholder (‘‘Kierman”).

WITNESSETH:

WHEREAS, the Shareholder and/or Kierman is the record and beneficial owner of 10,000,000 shares of common stock, par value $0.00001 per share, of the Company (“Common Stock”); and

WHEREAS, the Shareholder desires to sell, transfer and assign to the Company, and the Company desires to purchase from the Shareholder, 6,000,000 shares of Common Stock (the “Shares”) for the consideration and upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements and conditions contained herein, the parties agree as follows:

1. Repurchase of the Shares. On the terms and subject to the conditions contained herein, on the date hereof, the Company hereby agrees to purchase from the Shareholder, and the Shareholder hereby agrees to sell, transfer and assign to the Company, the Shares, free and clear of all pledges, security interests, encumbrances, liens, claims or charges of any kind or nature placed on the Shares by Shareholder or Kierman. On the date hereof, the Shareholder has delivered to the Company a stock power evidencing the transfer of the Shares to the Company, the form of which is attached hereto. As of the date hereof, the Shares are not certificated.

2. Purchase Price. In full consideration of the sale, transfer and assignment of all of the Shares free and clear of all pledges, security interests, encumbrances, liens, claims or charges of any kind or nature placed on the Shares by Shareholder or Kierman, and the other agreements between the parties hereto, the Company agrees to pay to the Shareholder $60.00 (the “Purchase Pric e”), which has been paid by delivery of the Company’s check.

3. Representation of the Shareholder. The Shareholder and Kierman, jointly and severally, represent that the Shareholder is the record and Shareholder and/or Kierman is the beneficial owner of the Shares, free and clear of all pledges, security interests, encumbrances, liens, claims and charges of any kind or nature (including community property interests) placed on the Shares by Shareholder or Kierman, and the Shareholder is transferring the Shares to the Company on the date hereof in accordance with this Agreement.

4. Release. For and in consideration of the obligation to pay the transactions contemplated hereunder, the Company and Kierman have entered into that certain General Release, dated as of the date hereof.

5. Acknowledments of the Shareholder and Kierman. As a material inducement to the Company’s entry into this Agreement, the Shareholder and Kierman unconditionally acknowledges at the signing of this Agreement and delivery of any documents hereunder that:

(a) the Purchase Price is not based on the result of any independent valuation of the Company, but rather was determined based on arms’ length negotiations between the parties, and that the Purchase Price is fair and reasonable.

(b) the Shareholder is aware of the Company’s intention to register the Common Stock under the Securities Exchange Act of 1934, as amended, and has read the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission.

(c) it/he has had an opportunity to ask questions of and receive answers concerning the business and prospects of the Company and to obtain any additional information that the Company possesses (including, without limitation, the Company’ s financial statements) or could acquire without unreasonable effort or expense necessary to enable the Shareholder to make an informed decision with respect to the transactions contemplated hereby, and it/he hereby waives its/his right to any further information;

(d) it/he has relied on its/his own knowledge or the advice of its/his own counsel, accountants or advisers with regard to the tax and other considerations involved in the transactions contemplated hereby, and no representations with respect thereto have been made to the Shareholder or Kierman;

(e) it/he has had an opportunity to obtain the advice of persons with knowledge and experience in financial and business matters and who are capable of evaluating the merits of the transactions contemplated hereby and the amount of the Purchase Price;

(f) it/he has carefully read this Agreement, it/he has had an opportunity to discuss its effect with counsel of its/his choice and that it/he fully understand its final and binding effect;

(g) it/he has executed this Agreement as its/his free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of the Company or any person affiliated with the Company; and

(h) no promise, representation, conduct or consideration by the Company or its other shareholders, agents, employees, attorneys or persons in privity with them has induced the execution of this Agreement except for those representations and agreements specifically set forth herein.

6. Further Assurances. The parties shall execute and deliver such additional documents and take such additional actions as any party may reasonably deem to be necessary or appropriate to more fully consummate the transactions contemplated by and effect the purposes of this Agreement. All such additional documents and actions shall be deemed to have been executed, delivered or taken on the Closing Date.

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7. Counterpa1ts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings (oral and written), between or among the parties with respect to the subject matter hereof. No representation, warranty, promise, inducement, projection of financial condition or statement of intention has been made by any party hereto which is not expressed in this Agreement and the parties and their affiliates shall not be bound by, or be liable for, any alleged representation, warranty, promise, inducement, projection of financial condition or statement of intention not expressed herein.

9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to any conflict-of-law rules that would apply any other law.

10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11. Severabilitv. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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WHITEBOARD CAPITAL, L

Alan Kierrnan

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STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Cerberus Cyber Sentinel Corporation, a Delaware corporation (the “Corporation”), Six Million (6,000,000) shares of the Common Stock, par value $0.00001, of the Corporation, standing in the name of the undersigned on the books of the Corporation and does hereby irrevocably constitute and appoint David G. Jemmett or Stephen Scott, or either of them, as the undersigned’s attorneys to transfer the said stock on the books of the Corporation, each with full power of substitution in the premises.

Dated: September 1, 2019.

By:
Alan Kierman
Manager

GENERAL RELEASE

THIS GENERAL RELEASE (this “Agreement”) is entered into as of September 1, 2019 (the “Execution Date”), between Alan L. Kierman (“Kierman”) and Cerberus Cyber Sentinel Corporation (the “Company”). Both parties to this Agreement wish to clearly and fully settle all disputed and potential claims arising out of Kierman’s affiliation with the Company. This Agreement is supported by good and valuable consideration. This Agreement supersedes, voids and replaces any and all preexisting agreements and understandings between the parties related to the subject matter hereof.

WHEREAS, the Company was formed as a Delaware corporation on March 5, 2019, with David G. Jemmett, Stephen H. Scott, Jr., and Kierman, or their respective affiliates, as the original shareholders;

WHEREAS, Kierman also served as an officer of the Company until his resignation on May 16, 2019;

WHEREAS, an entity affiliated with Kierman, Whiteboard Capital LLC (“Whiteboard”), is a party to that certain Stock Purchase Agreement, dated as of April 15, 2019, by and between the Company and Whiteboard, pursuant to which Whiteboard purchased 10,000,000 shares of common stock of the Company for $100.00 (the “Stock Purchase”);

WHEREAS, in connection herewith, Whiteboard is entering into a Stock Purchase Agreement with the Company, pursuant to which the Company is acquiring from Whiteboard 6,000,000 shares of common stock of the Company for $60.00, leaving Whiteboard Capital with 4,000,000 shares of common stock of the Company;

WHEREAS, the parties mutually wish to conclude, on an amicable basis, Kierman’s affiliation with the Company as an officer, and to set forth in this Agreement a resolution of all matters pertaining to such; and

WHEREAS, the parties desire to further document their understanding and intent regarding, and the circumstances surrounding Kierman’s resignation as an officer, and to make such other agreements and covenants to one another as set forth herein;

NOW, THEREFORE, and in consideration of the acts, payments, covenants, and mutual agreements herein described and agreed to be performed, the parties agree as follows:

1. Resignation. The Company hereby confirms receipt of Kierrnan’s voluntarily resignation as an officer received by the Company in writing on May 16, 2019, and agrees his resignation is effective as of that date.

2. Representations and Warranties.

(a) Kierman - Agreement Binding; Authoritv. Kierman hereby represents and warrants to the Company as of the Execution Date that Kierman, acting alone, has the power and authority to execute this Agreement and effect the transactions reflected herein. Neither the execution, delivery, nor performance of this Agreement by Kierman will, with or without the giving of notice or the passage of time, or both, conflict with or result in a default under any agreement, understanding, law, rule or regulation, or any order, judgment or decree to which Kierman or any of his affiliates is a party or by which Kierman or any of his affiliates may be bound or affected.

(b) Company - Agreement Binding: Authority. The Company hereby represents and warrants to Kierman as of the Execution Date that the Company, acting alone, has the power and authority to execute this Agreement and effect the transactions reflected herein. Neither the execution, delivery, nor performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with or result in a default under any agreement, understanding, law, rule or regulation, or any order, judgment or decree to which the Company or any of its affiliates is a party or by which the Company or its affiliates may be bound or affected.

3. Release Provisions.

(a) Release of Claims bv Kierman. Expressly subject to the limitation set forth in Section 3(e) below, Kierman waives, releases, and discharges all of his existing rights to any relief of any kind (known and unknown) from the Company, or its affiliates, divisions, directors, officers, shareholders, managers, employees, attorneys, agents, successors, and assigns (all of whom are referred to herein collectively as the “Company Released Parties”), including without limitation all claims that arise out of or that relate to his affiliation or his separation from the Company (including any arising under any employment law, if applicable), all claims that arise out of his service and resignation as an officer of the Company, all claims that arise out of or relate to the Stock Purchase, all claims that arise out of or relate to any of the statements or actions of any of the Company Released Parties, all claims for relief or other benefits under any other federal, state, or local statute, ordinance, regulation, rule of decision, or principle of common law, all claims that any of the Company Released Parties engaged in conduct prohibited on any basis under any federal, state, or local statute, ordinance, regulation, rule of decision, or principle of common law, and all claims for fees, costs, and disbursements (all of which are referred to herein collectively as “Claims”). Kierman represents and warrants that he has not assigned any Claims to any person or entity, and that he has not filed for personal bankruptcy and is not insolvent.

(b) Release of Claims by the Company. Expressly subject to the limitation set forth in Section 3(e) below, the Company, on its own behalf and on behalf of its subsidiaries, waives, releases, and discharges all of its existing rights to any relief of any kind (known and unknown) against Kierman, as well as Kierman Law PLC and Whiteboard, and their respective affiliates, divisions, directors, officers, members, managers, employees, attorneys, agents, successors, and assigns (all of whom are referred to herein collectively as the “Kierman Released Parties”), including without limitation all Claims. The Company represents and warrants that it has not assigned any Claims to any person or entity, and that it has not filed for bankruptcy and is not insolvent.

(c) Release of Unknown Claims. Each of Kierman and the Company acknowledge that he or it may later discover Claims, facts, or causes of action presently unknown, unsuspected, or different from those that he or it now suspects or believes to be true. Expressly subject to the limitation set forth in Section 3(e) below, each of Kierman and the Company expressly waive and assume the risk that the facts or law may be other than he or it believe them to be. Expressly subject to the limitation set forth in Section 3(e) below, each of Kierman and the Company acknowledge and agree that this Agreement is a general release of all Claims, known and unknown, regardless of the discovery or existence of any additional or different facts or Claims at any time after he or it sign this Agreement.

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(d) Covenant Not to Sue. From and after the date hereof, each of Kierman and the Company (together with David G. Jemmett and Stephen H. Scott, Jr.) hereby agree and covenant not to sue the Company Released Parties or Kierman Released Parties, as applicable, for any and all claims, counterclaims, crossclaims, set-offs, debts, actions for contribution or indemnity, demands or any action whatsoever, in law or in equity, it or he may now have, at any time prior hereto ever had or hereafter may have or could assert against the Company Released Parties or Kierman Released Parties, as applicable, for, upon or by reason of any matter, cause or thing whatsoever arising up to the date of this Agreement.

(e) No Release of Obligations Contained in this Agreement. Kierman and the Company hereby each acknowledge and agree that nothing contained in this Agreement shall release or discharge any of them from rights, duties and obligations contained in or assumed under this Agreement.

(f) Injunctive Relief Each party acknowledges that the restrictions contained in this Section 3, are a reasonable and necessary protection of the immediate interests of the other parties and that any violation of these restrictions would cause substantial injury to the other party. In the event of a breach or threatened breach of these restrictions, the other party shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the breaching party from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting any party from pursuing any other available remedies for such breach or threatened breach.

(g) The Company and Kierman will not disclose any of the terms and conditions of this Agreement to any person or entity at any time, except as provided herein or to their respective attorneys, accountants and business advisors, except in each instance as may be required by law, regulatory authority, stock exchange, compulsory process or in connection with any court, legal or governmental proceeding. Kierman may disclose this Agreement to his spouse, attorneys, accountants, or tax planners, provided that if he discloses the Agreement to any such person, he must simultaneously inform that person that the person must keep the information strictly confidential and that the person may not disclose the information to any other person without the advance written consent of the Company, and provided further that any disclosure of this Agreement by any such person will constitute a disclosure by Kierman.

4. Non-Disparagement. The Company and Kierman agree not to make or communicate any comments or other remarks which are negative or derogatory regarding the other, or which would tend to disparage, slander, ridicule, degrade, harm or injure the other, or their respective affiliates. The Company shall cease identifying Kierman as an officer of the Company in any materials or documents.

5. No Admission of Liability. Nothing contained in this Agreement shall be construed in any manner as an admission by either party that either party has violated any statute, law or regulation, breached any contract or agreement, or has engaged in any wrongful conduct with respect to Kierman or with respect to the Company. The Company specifically disclaims any liability to or wrongful acts against Kierman and the Kierman Released Parties. Kierman specifically disclaims any liability to or wrongful acts against the Company and Released Parties.

6. Remedies. In the event of default or breach by any party, any and all remedies set forth in the above paragraphs are intended to be non-exclusive, and any party may, in addition to said remedies, seek any additional remedies available either at law or equity, including without limitation injunctive relief.

7. Further Acts and Assurances. Each party hereto agrees to execute and return to one another such documents confirming the acts, agreements and transactions contemplated hereby.

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8. Severability. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the valid provision or application. To this end, the provisions of this Agreement are severable.

9. Choice of Law; Enforcement. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. The parties agree to submit to the exclusive jurisdiction of the courts of and in Maricopa County, in the State of Arizona in connection with any dispute arising out of this Agreement, out of Kierman’s prior relationship with the Company, arising out of his service as an officer of the Company, or arising out or relating to Kierman’s or Whiteboard’s being a shareholder of the Company. Should any provision in this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

10. Prevailing Party in Any Legal Dispute to Recover Attorneys Fees and Expenses. Should either party bring any lawsuit or other legal proceeding arising out of or related to the rights and duties of the parties under this Agreement (collectively, “Litigation”), the prevailing party in the Litigation shall be entitled to recover all his or its reasonable attorneys’ fees and expenses related to the Litigation.

11. Reliance. Each party warrants and represents that the party is not relying on counsel for any other party for the performance of any task, provision of any service or rendering of any advice for any purpose whatsoever, but instead is relying solely and exclusively on the party’s own counsel for all matters relating to the terms of this Agreement.

12. Nature of the Agreement. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. The terms and conditions contained herein constitute the entire agreements between the parties, and supersede all previous communications or agreements, either oral or written, between the parties with respect to the subject matter of this Agreement, except to the extent such prior communications and agreements may be expressly reaffirmed or agreed to herein, and no agreement or understanding varying or extending the terms of this Agreement shall be binding upon either party unless in writing signed by or on behalf of such party. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the other enforceable provisions shall be considered to be severable, and the remainder of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this General Release effective as of the Execution Date.

LOCK UP AGREEMENT

THIS LOCK UP AGREEMENT (the “Agreement”) is entered as of this I day of September, 2019 (the “Effective Date”) by and between Whiteboard Capital LLC, an Arizona limited liability company (the “Stockholder”), and Cerberus Cyber Sentinel Corporation., a Delaware corporation (the “Company”).

WHEREAS, Stockholder is the owner of 4,000,000 shares of the Company’s common stock, par value

$0.000 I per share (the “Shares”). and as an inducement to third parties to invest in the Company’ s common stock, Stockholder is willing to execute this Agreement.

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. LOCK UP OF SHARES; PERMITTED LEAK OUTS.

(a)	The Stockholder hereby agrees that, without the prior written consent of the Company and except as set forth below, he will not during the period commencing on the Effective Date and ending on the 24 month anniversary of the Effective Date (the “Lock Up Period”) (i) offer, pledge, gift, donate , sell , contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction is to be settled by delivery of shares of the Company’s Common Stock or such other securities, in cash or otherwise ((i) and (ii) being hereinafter collectively referred to as the “Lock Up”);

(b)	On the 12-month anniversary of the Effective Date, 2,000,000 Shares shall be released from the Lock Up;

(c)	On the 24-month anniversary of the Effective Date, the remaining 2,000,000 Shares shall be released from the Lock Up;

(d)	The Stockholder hereby authorizes the Company during the relevant Lock Up Period to cause any transfer agent for the Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Shares subject to the Lock Up for which the Stockholder is the record holder and, in the case of Shares subject to this Agreement for which the Stockholder is the beneficial but not the record holder, agrees during the Lock Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Shares subject to the Lock Up, if such transfer would constitute a violation or breach of this Agreement; and

(e)	Notwithstanding the foregoing the Stockholder may transfer the Shares as set forth below (collectively, the (“Permitted Transfer”), provided that each transferee, donee or distributee of the Shares shall sign and deliver to the Company a lock-up letter substantially in the form of this letter contemporaneously with such transaction (such letter reflecting the time remaining for the obligations hereunder, and does not serve to increase the length of any of the obligations hereunder or thereunder):

(i)	as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member;

(ii)	the pledge, hypothecation or granting of a collateral security interest in the Shares; and

(iii)	the sale or transfer of all or any portion of the Shares via private sale (a “Private Sale”).

(f)	Upon request by Stockholder, the Company agrees to use commercially reasonable efforts to facilitate a Private Sale of the Shares at the then current bid price of the Company’s Common Stock.

(g)	Following the release of any Shares from the Lock Up, the Stockholder agrees to limit the resales of such Shares in the public market as follows the “Additional Restrictions”) if the daily average trading volume on the primary trading markets on which the Common Stock is then quoted or listed (i) is less than 30,000 shares of Common Stock, the Stockholder shall not sell more than l ,000 Shares per trading day; (ii) is greater than 30,000 shares of Common Stock, but less than 100,000 shares, the Stockholder shall not sell more than 5,000 Shares per trading day; and (iii) is greater than 100,000 shares, the Stockholder shall not sell more than 50,000 Shares. Notwithstanding the foregoing, if not earlier terminated in accordance with the terns hereof, the Additional Restrictions shall automatically terminate and cease to be of further force and effect, on the 36-month anniversary of the Effective Date.

2. RELEASES.

(a)	The Lock Up and the Additional Restrictions shall automatically terminate if a Change of Control should occur during the Lock Up Period. For the purposes of this Agreement, “Change of Control” shall mean any one of the following: (i) the consummation of a merger or consolidation of the Company with or into another any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity (collectively, a “Person”) (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation collectively continue to hold at least 60% of the earning power, voting power or capital stock of the surviving Person); (ii) the issuance, transfer, sale or disposition to another Person of the voting power or capital stock of the Company, if after such issuance, sale, transfer or disposition such Person would hold more than 40% of the voting power or capital stock of the Company; (iii) if the Persons who, on the date of this Agreement, constitute a majority of the board of directors of the Company, or Persons nominated and/or appointed as directors by vote of a majority of such Persons, shall for any reason cease to constitute a majority of the Company’s board of directors; (iv) a sale, transfer or disposition of all or substantially all of the assets or earning power of Company; or (iv) dissolution, liquidation or winding up of the affairs of the Company.

(b)	All of the Company’s Common Stock (or options or other instruments convertible into such Common Stock) now owned or hereafter acquired, and held, directly or indirectly, by officers or directors of the Company are subject to a lock up agreement which is at least as restrictive as this Agreement, and which contain a Lock Up Period and Additional Restrictions, each expiring no earlier than the periods provided for herein. At any time during the Lock Up Period or prior to the expiration of the Additional Restrictions, in the sole discretion of the Company’s board of directors, the Company may electto release some or all of the Common Stock of any holder from the terms of a lock up in such amounts as it may determine; provided that any such release shall also provide for the release of the Shares under this Agreement, in an equal percentage to the total number of Shares subject to this Agreement as to the release of the lock up of shares of the Company’s Common Stock for any such other holder benefiting from such release.

3. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Permitted Transfer shall require the transferee to execute a lock up agreement in accordance with the same terms set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4. COMPLIANCE WITH SECURITIES LAWS. In the event of a Permitted Transfer, as a condition to the Company agreeing to such Permitted Transfer, the Stockholder shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company, to the effect that the transfer is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that the transfer otherwise complies with the terms of this Agreement.

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5. LEGENDS.

(a)	The Stockholder hereby agrees that each outstanding certificate representing the Shares shall during the Lock Up Period, in addition to any other legends as may be required in compliance with Federal securities laws, bear a legend reading substantially as follows:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK UP AGREEMENT DATED SEPTEMBER 1, 2019, BETWEEN THE ISSUER AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.

(b)	A copy of this Agreement shall be filed with the corporate secretary of the Company, shall be kept with the records of the Company and shall be made available for inspection by any stockholder of the Company. In addition, a copy of this Agreement shall be filed with the Company’s transfer agent of record.

6. NO OTHER RIGHTS. The Stockholder understands and agrees that the Company is under no obligation to register the sale, transfer or other disposition of the Shares under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

7. SPECIFIC PERFORMANCE. The Stockholder acknowledges that there would be no adequate remedy at law if the Stockholder fails to perform any of its obligations hereunder, and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Stockholder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 7 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

8. NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Company at its principal offices and to the Stockholder at the address last appearing on the books and records of the Company.

9. RECAPITALIZATIONS AND EXCHANGES AFFECTING SHARES. Except as otherwise provided herein, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, and to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Maricopa County in the State of Arizona . The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Phoenix, Arizona, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Phoenix Arizona has been brought in an inconvenient form.

11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. ATTORNEYS’ FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

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13. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Stockholder. No delay or failure on the part of the Company in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

14. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable Jaw, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15. CONSTRUCTION. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

16. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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